Exhibit 10.26.9

STOCK OPTION PROGRAM

FEBRUARY 5, 2013

KEY EMPLOYEE AWARD

TERMS AND CONDITIONS

This Key Employee Award Terms and Conditions describes terms and conditions of Stock Option (or Stock Appreciation Rights) Awards, as part of the ConocoPhillips Stock Option Program (Program), granted under the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (referred to as the Plan) by ConocoPhillips (Company) to certain eligible Employees (Employees). These Terms and Conditions, together with the Annual Award Summary given to each Employee receiving an Award, form the Award Agreement (the Agreement) relating to the Awards described. The Agreement covers both Stock Options and Stock Appreciation Rights, and the term Employee covers recipients of Awards made either in Stock Options or Stock Appreciation Rights.

1.

Type and Size of Grant.   Subject to the Plan and this Agreement, the Company grants to certain eligible Employees a Nonqualified Stock Option to purchase all or any part of an aggregate number of shares of Common Stock of the Company. In certain countries, grants will be in the form of Stock Appreciation Rights (SARs). Individual awards will be as set forth in the Annual Award Summary given to each Employee to whom an Award is granted. The Annual Award Summary for each Employee is made a part of this Agreement with regard to such Employee.

2.

Grant Date, Price, and Plan.   The grant date is February 5, 2013 and the Grant Price is set forth on the Award Summary given to each Employee to whom an Award is granted. Awards are made under the 2011 Omnibus Stock and Performance Incentive Plan.

3.

Term of Awards, Exercise Installments, and Last Date to Exercise.   Except as otherwise noted in this Agreement, the following summary table describes term of awards, exercise installments, and last date to exercise, subject to the more detailed provisions set forth below:

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Summary Table

Summary of Exercise Rules
Status	Condition	Last Date to Exercise
Active Employee		10 years from grant date
Retirement (age 55 and 5 years of service)	Prior to 6 months from grant date	Canceled upon Termination
	6 months from grant date & after	10 years from grant date
Layoff	Prior to 6 months from grant date	Canceled upon Termination
	6 months to 1 year from grant date	10 years from grant date (award is prorated)
	1 year from grant date & after	10 years from grant date
Disability	Any date after grant date	10 years from grant date
Death	Any date after grant date	10 years from grant date
Divestitures, outsourcing, and moves to joint ventures	Any date after grant date	Canceled upon Termination, unless approval otherwise
All other Terminations		Canceled upon Termination

(a)

Exercise Installments and Expiration.   Stock Options/SAR’s granted under this Agreement will become exercisable to the extent that one third of the number of shares of Stock subject to the Stock Option/SAR (rounded down to nearest whole share) shall be exercisable on the first anniversary date of the Stock Option/SAR grant. On the second anniversary date of the Stock Option/SAR grant, an additional one third of the number of shares of Stock (rounded down to nearest whole share) shall become exercisable. On the third anniversary date of the Stock Option/SAR grant, the remaining shares shall become exercisable. To the extent that an installment is not exercised when it becomes first exercisable, it will remain exercisable at any time thereafter until the Award shall be canceled, expire, or be surrendered. A Stock Option or SAR expires on the tenth anniversary of the date on which it was granted.

(b)	Last Date to Exercise (Terminations).
(i)

General Rule for Termination.   If, prior to the exercise of Stock Options/SAR grants, the Optionee’s employment with a Participating Company shall be terminated for any reason except death, Disability, Retirement, or Layoff, such Award shall be canceled and all rights thereunder shall cease; provided that the Authorized Party may, in its or his sole discretion, determine that all or any portion of any other Award shall not be canceled due to Termination of Employment.

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(ii)

Layoff Within Six Months.   If, prior to a date six months from the date an Award is granted, the Optionee’s employment with a Participating Company shall be terminated by reason of Layoff, such Award shall be canceled and all rights thereunder shall cease.

(iii)

Layoff After Six Months but Within One Year.   If, on or after a date six months from the date an Award is granted but prior to a date one year from the date an Award is granted, the Optionee’s employment with a Participating Company shall be terminated by reason of Layoff, the Optionee shall retain a prorated number of the Award shares granted. The number of Award shares retained will be computed by multiplying the original number of Award shares granted by a fraction, the numerator of which is the number of full months of employment from the first day of the month in which the Award was granted until the date the employee is terminated and the denominator of which is 12. Such calculation shall be rounded down to the nearest whole share.

(iv)

Layoff After One Year.   If, on or after a date one year from the date an Award is granted, the Optionee’s employment with a Participating Company shall be terminated by reason of Layoff, the Optionee shall retain all rights provided by the Award at the time of such Termination of Employment.

(v)

Retirement After Six Months.   If, on or after a date six months from the Grant Date of an Award, the Optionee’s employment with a Participating Company shall be terminated by reason of Retirement, the Optionee shall retain all rights provided by the Award at the time of such Termination of Employment.

(vi)

Disability.   If, after the date the Award is granted, an Optionee shall terminate employment following Disability of the Optionee, the Optionee shall retain all rights provided by the Award at the time of such Termination of Employment.

(vii)

Death.   If, after the date an Award is granted, an Optionee shall die while in the employ of a Participating Company, or after Termination of Employment by reason of Retirement, Disability, or Layoff (and prior to the cancellation of the Award), the executor or administrator of the estate of the Optionee or the person or persons to whom the Award shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right to exercise the Award to the same extent the Optionee could have, had the Optionee not died. No transfer of an Award by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Award.

(viii)

Transfers and Leaves.   Transfer of employment between Participating Companies shall not constitute Termination of Employment for the purpose of any Award granted under the Program. Whether any leave of absence shall constitute Termination of Employment for the purposes of any Award granted under the Program shall be determined in each case in accordance with applicable law and by application of the policies and procedures adopted by the Company in relation to such leave of absence.

(ix)

Divestiture, Outsourcing, or Move to Joint Venture.   If, after the date the Award is granted, an Optionee ceases to be employed by a Participating Company as a result of (a) the outsourcing of a function, (b) the sale or transfer of all or a portion of the equity

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interest of such Participating Company (removing it from the controlled group of companies of which the Company is a part), (c) the sale of all or substantially all of the assets of such Participating Company to another employer outside of the controlled group of corporations (whether the Optionee is offered employment or accepts employment with the other employer), (d) the Termination of the Optionee by Participating Company followed by employment within a reasonable time with a company or other entity in which the Company owns, directly or indirectly, at least a 50% interest, prior to exercise of an Award, or (e) any other sale of assets determined by the Authorized Party to be considered a divestiture under this program, the Authorized Party may, in its or his sole discretion, determine that all or a portion of any such Award shall not be canceled.

(c)	Detrimental Activities and Suspension of Exercises.
(i)

If the Authorized Party determines that, subsequent to the grant of any Award, the Employee has engaged or is engaging in any activity which, in the sole judgment of the Authorized Party, is or may be detrimental to the Company or a subsidiary, the Authorized Party may suspend the right of the Employee to exercise, refuse to honor the exercise of such Employee’s Awards already requested, or cancel all or part of the Award or Awards granted to that Employee.

(ii)

If the Authorized Party, in its or his sole discretion, determines that the exercise of any Award has the possibility of violating any law, regulation, or decree pertaining to the Company, a subsidiary, or the Employee, the Authorized Party may freeze or suspend the Employee’s right to exercise until such time as the exercise of the Award would no longer, in the sole discretion of the Authorized Party, have the possibility of violating such law, regulation, or decree.

(iii)	Notwithstanding anything herein to the contrary, any Award is subject to forfeiture or recoupment, in whole or in part, under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

4.

Exercising the Stock Option.   The Company has retained outside firms to administer Stock Options (and SARs) granted under the Plans (the “third party administrators”). The Option (or SAR) must be exercised in accordance with methods and at times set by the third party administrator and by the Employee’s delivering to the third party administrators such authorization as may be required.

5.

Payment for Shares.   The Grant Price for all shares of Stock purchased upon the exercise of a Stock Option, or a portion thereof, shall be paid in full at the time of such exercise. Such payment may be made in cash or by tendering shares of Stock having a value on the date of exercise equal to the Grant Price. Such value shall be the average of the high and low trading prices of the stock on the day of exercise. If the Optionee makes payment of the Grant Price by tendering shares of Stock, such Stock must be registered in the sole name of the Optionee on the exercise date or an appropriate Stock Power acceptable to the Company to transfer such stock to the sole name of the Optionee must be provided at the time of exercise. In the case of an Optionee who makes payment of the Grant Price by tendering shares of Stock, if the Company deems it appropriate, and if allowed by the applicable laws, regulations and rulings, the Company may accept an attestation from the Optionee in lieu of actual physical delivery to the Company of the shares to be tendered. The attestation must indicate the number of shares held, and if deemed necessary by the Company, the certificate numbers if the Stock is held in certificate form, or the broker and brokerage account number if the shares are held in a brokerage account, and any other information necessary to confirm ownership of the shares. The Company may not accept an attestation in lieu of physical delivery of the shares unless the shares are

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held in the sole name of the Optionee either in certificate form, or in a single brokerage account, or in such other form as the Company may deem appropriate. Depending on its source, Stock tendered in the exercise of a Stock Option must have met the appropriate holding period required by current tax, accounting, legal, or other applicable rules and regulations. At the election of the Optionee (but subject to any administrative limitations on exercise of Stock Options or permissible methods of option exercise imposed), the Stock Option may also be exercised by a “net-share settlement” method for exercising outstanding nonqualified stock options. The Committee, in its sole discretion and judgment, limit the extent to which shares of Stock may be used in exercising Stock Options or limit the use of any method or time of option exercise.

6.

Assignment of Option and Exercises After Death.   Rights under the Plans and this Agreement cannot be assigned or transferred other than by (i) will, (ii) beneficiary designation, or (iii) the laws of descent and distribution. In the event that a beneficiary designation conflicts with an assignment by will or under the laws of descent and distribution, the beneficiary designation will prevail. Upon the death of an Employee, exercise of the grant will be permitted only by the Employee’s designated beneficiary, executor, or personal representative of the Employee’s estate.

7.

Tax Withholding.   In the U.S. and many countries, the difference between the Grant Price and the value of the stock at the time of an Option exercise multiplied by the number of shares purchased is compensation subject to tax withholding. The Option exercise will not be completed until all federal, state, local and other governmental withholding tax requirements have been met. Should a withholding tax obligation arise upon the exercise of a Stock Option, the withholding tax may be satisfied by withholding shares of Stock or by payment of cash. This withholding obligation includes, but is not limited to, federal, state, and local taxes, including applicable non-U.S. taxes, such as U.K. PAYE. The plan administrator will take such steps, as it deems necessary or desirable for the withholding of any taxes that are required by laws or regulations of any governmental authority in connection with any exercise. For SARs, the SAR Gain will be paid through the local payroll and is subject to applicable withholding taxes.

8.

Shareholder Rights.   The Employee shall not have the rights of a shareholder until the Option has been exercised and ownership of shares of Common Stock has been transferred to the Employee. SARs never convey shareholder rights.

9.

Certain Adjustments.     In the event certain corporate transactions, recapitalizations, or stock splits occur while a Stock Option (or SAR) is outstanding, the Grant Price and the number of Stock Option Shares (or SARs) shall be correspondingly adjusted.

10.

Relationship to the Plan. In addition to the terms and conditions described in this Agreement, Awards are subject to all other applicable provisions of the Plan. The decisions of the Committee with respect to questions arising as to the interpretation of the Plan or this Agreement and as to findings of fact shall be final, conclusive, and binding.

11.	No Employment Guarantee. No provision of this Agreement shall confer any right upon the Employee to continued employment with any Participating Company.

12.	Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

13.

Amendment.   Without the consent of the Employee, this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and

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agreements of the Company for the benefit of an Employee or to add to the rights of an Employee or to surrender any right or power reserved to or conferred upon the Company in this Agreement, provided, in each case, that such changes or corrections shall not adversely affect the rights of the Employee with respect to the grant of an Option (or SAR) evidenced hereby without the Employee’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities or tax laws.

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DEFINITIONS

Capitalized terms not defined below shall have the meanings set forth in the Plan under which the Award is granted.

“Authorized Party” means the person who is authorized to approve an Award, exercise discretion or take action under the Administrative Procedure for the Stock Option (and Stock Appreciation Rights) Program and pursuant to the Program. With regard to Senior Officers, the Committee is the Authorized Party. With regard to other Employees, the Chief Executive Officer, acting as the Special Equity Award Committee of the Board of Directors of the Company, is the Authorized Party, although the Committee may act concurrently as the Authorized Party.

“Award” means any Stock Option or SAR granted to an Employee pursuant to such applicable terms, conditions, and limitations as the Authorized Party may establish in order to fulfill the objectives of the Program.

“Change of Control” has the meaning set forth in Attachment A to these Terms and Conditions.

“Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company, or any successor committee to it.

“Common Stock” means common stock, par value $.01 per share, of the Company.

“Company” means ConocoPhillips a Delaware corporation.

“Disability” means a disability for which the employee in question has been determined to be entitled to either (i) benefits under the applicable plan of long-term disability of the Company or its subsidiaries or (ii) disability benefits under the Social Security Act. In the absence of any such determination, the Authorized Party may make a determination that the employee has a Disability.

“Fair Market Value” means, as of a particular date, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise.

“Grant Price” means the price at which an Employee may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Layoff” means an applicable Termination of Employment due to layoff under the ConocoPhillips Severance Pay Plan, the ConocoPhillips Executive Severance Plan, or the ConocoPhillips Key Employee Change in Control Severance Plan, or layoff or redundancy under any similar layoff or redundancy plan which the Company or its subsidiaries may adopt from time to time. If all or any portion of the benefits under the redundancy or layoff plan are contingent on the employee’s signing a general release of liability, such Termination shall not be considered as a “Layoff” for purposes of this Award unless the employee executes and does not revoke a general release of liability, acceptable to the Company, under the terms of such layoff or redundancy plan.

“Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

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“Optionee” means an individual holding a Stock Option or SAR.

“Option Shares” means the shares of Common Stock issuable upon exercise of a Stock Option covered by this Agreement.

“Participating Company” includes ConocoPhillips and its 100% owned subsidiaries, including both those directly owned and those owned through subsidiaries, whose participation has been approved by the Authorized Party.

“Retirement” means Termination at age 55 or older with a minimum of 5 years service with a Participating Company; provided, however, that with regard to an Employee not on the United States payroll, the CEO may approve the use of a different definition. Service is defined by the policies of the Participating Company.

“Senior Officer” means the Chairman of the Board, the CEO, all other executive officers of the Company (determined in accordance with the Company’s custom and practice pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended), all other employees of the Company who report directly to the CEO and whose salary grade is 23 or higher, and all other employees of the Company whose salary grade is 26 or higher.

“Stock” means shares of common stock of the Company, par value $.01.

“Stock Appreciation Right (SAR)” means a right to receive a payment, in cash equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Authorized Party.

“Stock Option” means the right to purchase a specified number of shares of Common Stock at a specified Grant Price pursuant to such applicable terms, conditions, and limitations established by the Authorized Party.

“SAR Gain” means the difference between the Grant Price and the Fair Market Value (or other specified valuation) of a share of Common Stock at the time of an SAR exercise, multiplied by the number of shares that are exercised.

“Termination” and “Termination of Employment” mean cessation of employment with the Participating Companies, determined in accordance with the policies and practices of the Participating Company for whom the Employee was last performing services.

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Attachment “A”

“Change of Control”

The following definitions apply to the Change of Control provision in Paragraph 10 of the Plan.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

(a) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

(b) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

(c) such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

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The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“Board” shall have the meaning set forth in the foregoing Plan.

“Change of Control” shall mean any of the following occurring on or after May 11, 2011:

(a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock or 20% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

(b) individuals who, as of May 11, 2011, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 11, 2011 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened Election Contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

(c) the Company shall consummate a reorganization, merger, or consolidation, in each case, unless, following such reorganization, merger, or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, or consolidation; or

(d) (i) the shareholders of the Company shall approve a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of

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liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B), and (C) of this subsection (d) are satisfied, or (ii) the Company shall consummate the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which, following such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the Voting Stock of such corporation or other entity is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (C) at least a majority of the members of the board of directors of such corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, were members of the Incumbent Board at the time of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

“Common Stock” shall have the meaning set forth in the foregoing Plan.

“Company” shall have the meaning set forth in the foregoing Plan.

“Election Contest” shall mean a solicitation of proxies of the kind described in Rule 14a-12(c) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed, or established by the Company for or pursuant to the terms of any such plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of May 11, 2011 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or

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Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.

“Voting Stock” shall mean, (1) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.

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